                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Broadbase Software, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [BROADBASE LOGO]

                                 April 29, 2000

To Our Stockholders:

     You are cordially invited to attend the 2000 annual meeting of stockholders of Broadbase Software, Inc., to be held at the Stanford Park Hotel located at 100 El Camino Real, Menlo Park, California, on Wednesday, May 17, 2000, at 9:00 a.m. Pacific Time. The matters expected to be acted upon at the meeting are the election of Class I directors to our board of directors, and ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2000. Each of these proposals is described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

     Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We hope to see you at the meeting.

                                          Sincerely,

                                          /s/ Chuck Bay
                                          Chuck Bay
                                          Chief Executive Officer and President

                            BROADBASE SOFTWARE, INC.
                             181 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Broadbase Software, Inc. will be held at the Stanford Park Hotel located at 100 El Camino Real, Menlo Park, California, on Wednesday, May 17, 2000, at 9:00 a.m., Pacific Time.

     At the meeting, you will be asked to consider and vote upon the following matters:

        1. The election of one Class I director of Broadbase, to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our board of directors intends to present Kevin Harvey as its nominee for election as a director.

        2. A proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2000.

        3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 6, 2000 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                                          By Order of the Board of Directors

                                          /s/ Chuck Bay
                                          Chuck Bay
                                          Chief Executive Officer and President

Menlo Park, California
April 29, 2000

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND
  PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
             SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                            BROADBASE SOFTWARE, INC.
                             181 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                 April 29, 2000

     The accompanying proxy is solicited on behalf of the board of directors of Broadbase Software, Inc., a Delaware corporation, for use at our annual meeting of stockholders, to be held at the Stanford Park Hotel located at 100 El Camino Real, Menlo Park, California, on Wednesday, May 17, 2000, at 9:00 a.m. Pacific Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 29, 2000. Our 1999 annual report to stockholders is enclosed with this proxy statement. The capitalization and related figures in this proxy statement do not reflect a two-for-one split of Broadbase common stock, effected in the form of a stock dividend, which occurred on April 7, 2000.

RECORD DATE AND QUORUM

     Only holders of our common stock of record at the close of business on April 6, 2000, the record date, will be entitled to vote at the meeting. A majority of the shares outstanding on this record date will constitute a quorum for the transaction of business at the meeting. At the close of business on the record date, we had 23,150,462 shares of common stock outstanding and entitled to vote, held of record by approximately 355 stockholders.

VOTING RIGHTS

     Holders of our common stock are entitled to one vote for each share held as of the record date. Shares may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the meeting.

REQUIRED VOTES

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Approval of Proposal 2 requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting that are voted "for", "against" or "abstain" on the proposal. Broker non-votes will not affect the outcome of the vote with respect to Proposal 2.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

VOTING OF PROXIES

     The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the board of all the nominees presented by our board of directors). We are not aware of any other matters to be brought before the meeting. However, as to any business that may properly come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

     In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

     We will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

REVOCABILITY OF PROXIES

     Anyone signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is present at the meeting, or by attendance at the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that such broker, bank or other nominee is not voting your shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Our board of directors presently consists of five members, one of whom is to be elected at the meeting. This director will be elected to hold office until the 2003 annual meeting of stockholders and until his successor is duly elected and qualified, or until such director's earlier resignation, death or removal.

     The nominee for election, as a Class I director, is Kevin Harvey. Shares represented by the accompanying proxy will be voted "for" the election of this nominee unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that this nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. This nominee has consented to being named in this proxy statement and to serve if elected. The director will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The nominee for election as a director who receives the greatest number of votes cast for the election of directors at the meeting, a quorum being present, will become a Class I director at the conclusion of the tabulation of votes.

NOMINEE AND CONTINUING DIRECTORS

     The following table sets forth the names of the director nominee and our continuing directors and information about each:

                                    NOMINEE

                                        COMMITTEE                                             DIRECTOR
             NAME                AGE   MEMBERSHIPS            PRINCIPAL OCCUPATION             SINCE
             ----                ---   ------------           --------------------            --------
Kevin Harvey...................  35    Compensation  Managing Member, Benchmark Capital         1996

                              CONTINUING DIRECTORS

                                        COMMITTEE                                             DIRECTOR
             NAME                AGE   MEMBERSHIPS            PRINCIPAL OCCUPATION             SINCE
             ----                ---   ------------           --------------------            --------
Chuck Bay......................  42        n/a       Chief Executive Officer, President and     2000
                                                     Director, Broadbase
Mark Kremer....................  43        n/a       Chairman of the Board of Directors,        1995
                                                     Broadbase
Paul Levy......................  44     Audit and    Chairman of the Board of Directors,        1999
                                       Compensation  Rational Software Corporation
Nancy Schoendorf...............  44       Audit      General Partner, Mohr, Davidow Ventures    1997

     CHUCK BAY joined Broadbase in January 1998 and currently serves as Chief Executive Officer, President and as a member of our board of directors. Mr. Bay previously served as our Chief Financial Officer, General Counsel and Executive Vice President of Operations. From July 1997 to January 1998, Mr. Bay served as Chief Financial Officer and General Counsel for Reasoning, Inc., a software company. From January 1995 to August 1997, Mr. Bay served as Chief Financial Officer and General Counsel, for Pure Atria Software, Inc., a software company. From April 1994 to January 1995, Mr. Bay served as President and Chief Financial Officer of Software Alliance Corporation, a software company. Mr. Bay holds a B.S. degree in business administration from Illinois State University and a J.D. degree from the University of Illinois.

     MARK KREMER is the founder of Broadbase and has served as Chairman of the Board of Directors since our inception in November 1995. Mr. Kremer previously served as our Chief Executive Officer from our inception until January 2000, and as our President from our inception until October 1999. From January 1994 to November 1995, Mr. Kremer served as a Director of Product Development for Oracle Corporation, a software company. Mr. Kremer holds a B.S. degree in computer engineering from the Technion Israel Institute of Technology.

     KEVIN HARVEY has served as a member of our board of directors since January 1996. Mr. Harvey has been a managing member of Benchmark Capital, a venture capital firm, since it was founded in January 1995. Mr. Harvey is also a director of Red Hat Software, a developer and provider of open source software and services, Ashford.com, an Internet retailer, and several privately held companies. Mr. Harvey holds a B.S. degree in electrical engineering from Rice University.

     PAUL LEVY has served as a member of our board of directors since May 1999. In 1981, Mr. Levy co-founded Rational Software Corporation, a software company, and he currently serves as its Chairman of the Board of Directors. From 1981 to April 1999, Mr. Levy served as Chairman of the Board of Directors and Chief Executive Officer of Rational Software Corporation. Mr. Levy also serves as a director of Genesys Telecommunications Laboratories, Inc. Mr. Levy holds a B.S. degree from the United States Air Force Academy and an M.S. degree in engineering from Stanford University.

     NANCY SCHOENDORF has served as a member of our board of directors since February 1997. Ms. Schoendorf has been a General Partner of Mohr, Davidow Ventures, a venture capital firm, since 1994 and a Managing Partner since 1997. Ms. Schoendorf currently serves as a director of Actuate Software Corporation and several privately held companies. Ms. Schoendorf holds a B.S. degree in computer science and mathematics from Iowa State University and an M.B.A. degree from Santa Clara University.

BOARD OF DIRECTORS

     Our board of directors is divided into three classes as nearly equal in size as possible with staggered three-year terms. The term of office of our Class II directors will expire at the annual meeting of stockholders to be held in 2001, and the term of office of our Class III directors will expire at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. Mr. Bay and Ms. Schoendorf are Class II directors, and Messrs. Kremer and Levy are Class III directors.

     The board of directors met nine times during 1999, including telephone conference meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The current members of our audit committee are Mr. Levy and Ms. Schoendorf. Our audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to our board of directors regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. The audit committee met once during 1999.

     Compensation Committee. The current members of our compensation committee are Messrs. Harvey and Levy. The compensation committee reviews and makes recommendations to our board of directors concerning salaries and incentive compensation for our officers and employees. The compensation committee also administers our 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan. The compensation committee did not meet during 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our compensation committee has at any time since our formation been an officer or employee of Broadbase. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

DIRECTOR COMPENSATION

     Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable and necessary expenses in attending board and committee meetings. To date, none of the members of the board of directors has received a fee for attending board meetings.

     In May 1999, we granted to Paul Levy, one of our directors, an option to purchase 96,750 shares of common stock at an exercise price of $0.73 per share. Mr. Levy exercised this option in full in May 1999. We have a right to repurchase shares issued upon exercise of this option upon termination of Mr. Levy's membership on our board of directors. This repurchase right lapsed as to 19,350 shares in November 1999 and lapses as to 2,577 shares each month thereafter. In the event of a change of control of 50% or more of our outstanding stock, and if Mr. Levy is not invited to serve on the board of the combined company, then any unvested shares will vest immediately.

     In September 1999, Kevin Harvey, Paul Levy and Nancy Schoendorf each received an option to purchase 10,000 shares of our common stock under our 1999 Equity Incentive Plan at an exercise price of $14.00 per share, our initial public offering price. In addition, each non-employee director who becomes a member of our board of directors and who has not previously received shares or options in Broadbase will be granted an option to purchase 10,000 shares of our common stock under the 1999 Equity Incentive Plan. Immediately following each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 10,000 shares under that plan if the director has served continuously as a member of our board of directors since the date of the director's initial grant. Each option will have an exercise price equal to the fair market value of our common stock on the date of grant and will have a ten-year term. Each of these options will be immediately exercisable and fully vested.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED
                                   DIRECTOR.

      PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     We have selected Ernst & Young LLP as our independent auditors to perform the audit of our financial statements for 2000, and the stockholders are being asked to ratify this selection. Ernst & Young LLP has been engaged as our independent auditors since 1998. Representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

     Effective July 1998, we selected Ernst & Young LLP as our principal independent auditors to replace PricewaterhouseCoopers LLP. The decision to change independent auditors was approved by the board of directors. PricewaterhouseCoopers LLP audited our financial statements for the period from November 28, 1995, our inception, to December 31, 1996. The report prepared by PricewaterhouseCoopers LLP in connection with this audit did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with this audit, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to refer to the matter in their report. Ernst & Young LLP audited our financial statements for the period from November 28, 1995 to December 31, 1996 and each of the years ended December 31, 1997, 1998 and 1999.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information as to the beneficial ownership of our common stock as of March 31, 2000 by:

     - each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

     - each of our directors;

     - each executive officer listed in the Summary Compensation Table below;
       and

     - all of our executive officers and directors as a group.

     Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated above, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 23,122,778 shares outstanding as of March 31, 2000. Shares of common stock subject to options exercisable on or before May 30, 2000 (within 60 days of March 31, 2000) are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated above, the address for each director and executive officer listed below is Broadbase Software, Inc., 181 Constitution Drive, Menlo Park, CA 94025.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY
                                                                 OWNED        PERCENT
                                                              ------------    -------
Kevin Harvey(1).............................................   3,454,742       14.9%
  c/o Benchmark Capital
  2480 Sand Hill Road, Suite 200
  Menlo Park, CA 94025
Nancy Schoendorf(2).........................................   1,600,611        6.9
  c/o Mohr, Davidow Ventures
  2775 Sand Hill Road, Suite 240
  Menlo Park, CA 94025
Entities affiliated with Charter Growth Capital(3)..........   1,350,051        6.0
  University Avenue, Suite 1500
  Palo Alto, CA 94301
Mark Kremer(4)..............................................   1,209,707        5.2
Chuck Bay(5)................................................     316,185        1.4
Thomas Doyle(6).............................................     252,500        1.0
Brian Kelly(7)..............................................     241,250        1.0
Paul Levy(8)................................................     106,750          *
All twelve directors and executive officers as a group(9)...   7,642,702       33.1

---------------
  *  Less than 1%

 (1) Represents 3,063,891 shares of common stock held of record by Benchmark Capital Partners, L.P. and 380,851 shares held by Benchmark Founders' Fund, L.P. Mr. Harvey, a director of Broadbase, is a Managing Member of Benchmark Capital Management Co., LLC, the general partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. Mr. Harvey disclaims beneficial ownership of shares held by Benchmark except to the extent of his pecuniary interest arising from his interest in Benchmark Capital. Also includes an option which will be exercisable as to 10,000 shares on or before May 30, 2000.

 (2) Represents 1,524,126 shares of common stock held of record by Mohr, Davidow Ventures IV, L.P., and 66,485 shares held by MDV IV Entrepreneurs' Network Fund, L.P. Ms. Schoendorf, a director of Broadbase, is a general partner of Mohr, Davidow Ventures. Ms. Schoendorf disclaims beneficial ownership of shares held by Mohr, Davidow Ventures except to the extent of her pecuniary interest arising from her interest in Mohr, Davidow Ventures. Also includes an option which will be exercisable as to 10,000 shares on or before May 30, 2000.

 (3) Includes 810,345 shares of common stock held of record by Charter Growth Capital Co-Investment Fund, 275,862 shares held by Charter Growth Capital, L.P. and 17,241 shares held by CGC Investors, L.L.C.

 (4) Includes 70,000 shares held by the Mark Kremer 1999 Annuity Trust, of which Mr. Kremer is trustee, 70,000 shares held by the Anat Kremer 1999 Annuity Trust, of which Mr. Kremer and his wife are trustees, and an option which will be exercisable as to 58,332 shares on or before May 30, 2000. Does not include 60,000 shares held by a trust for the benefit of Mr. Kremer's children, of which neither he nor his wife are trustees. Mr. Kremer is the Chairman of the Board of Directors of Broadbase.

 (5) Includes 79,291 shares subject to a repurchase right that lapses at a rate of 3,604 shares per month until January 2002, 59,125 shares subject to a repurchase right that lapses as to 1,791 shares per month until December 2002 and options which will be exercisable as to 66,666 shares on or before May 30, 2000. Mr. Bay is our Chief Executive Officer, President and a director.

 (6) Includes options which will be exercisable as to 224,167 shares on or before May 30, 2000. Mr. Doyle is our Executive Vice President of Sales.

 (7) Includes 92,812 shares that are subject to a repurchase right that lapses as to 2,812 shares per month until November 2002, and options which will be exercisable as to 106,250 shares on or before May 30, 2000. Mr. Kelly is our Executive Vice President of Products.

 (8) Includes 67,080 shares subject to a repurchase right that lapses as to 2,577 shares per month until April 2003, and an option which will be exercisable as to 10,000 shares on or before May 30, 2000. Mr. Levy is a director of Broadbase.

 (9) Includes options which will be exercisable as to an aggregate of 556,448 shares on or before May 30, 2000, an aggregate of 368,497 shares subject to repurchase rights, and 36,460 shares being held in escrow in connection with our acquisition of Rubric.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table shows the name, age and position of each of our executive officers as of March 31, 2000:

           NAME              AGE                    PRINCIPAL OCCUPATION
           ----              ---                    --------------------
Chuck Bay..................  42    Chief Executive Officer, President and Director
Rusty Thomas...............  39    Executive Vice President and Chief Financial Officer
Thomas Doyle...............  49    Executive Vice President of Sales
Brian Kelly................  34    Executive Vice President of Products
Chris Maeda................  33    Executive Vice President of Engineering
Greg Martin................  35    Senior Vice President, Consulting and Customer Advocacy
Hal Steger.................  43    Vice President of Marketing
Eric Willgohs..............  34    General Counsel, Vice President Legal and Secretary

     For information about Chuck Bay, please see "Directors/nominees."

     RUSTY THOMAS joined Broadbase in January 2000 as Executive Vice President and Chief Financial Officer. From June 1982 to July 1995 and from April 1998 to January 2000, Mr. Thomas held various positions in the high technology practice of KPMG LLP, including 8 years as a partner in the Silicon Valley office and most recently as an Industry Leader for Electronics and Software segments. From July 1995 to April 1998, Mr. Thomas served as a Vice President in the finance department of Rubbermaid Inc., a consumer products company. Mr. Thomas holds a B.S. degree in business administration from Creighton University.

     THOMAS DOYLE joined Broadbase in April 1999 as Executive Vice President of Sales. From October 1996 to April 1999, Mr. Doyle served as Senior Vice President of Worldwide Sales at Reasoning, Inc. From May 1984 to September 1996, Mr. Doyle held various sales and sales management positions at Tandem Computers, a computer manufacturer. Mr. Doyle holds a B.S. degree in finance from the University of Missouri.

     BRIAN KELLY joined Broadbase in December 1998 and currently serves as Executive Vice President of Products. Mr. Kelly previously served as our Executive Vice President of Applications and Engineering. From June 1998 to December 1998, Mr. Kelly served as Director of Product Strategy, Analytic Applications at PeopleSoft, Inc., a software company. From June 1996 to June 1998, Mr. Kelly served as Vice President of Product Strategy at Intrepid Systems, Inc., a software company. From December 1992 to June 1996, Mr. Kelly was President of Kelly Information Systems, a software company. Mr. Kelly holds a B.S. degree in computer science from the University of Cincinnati.

     CHRIS MAEDA joined Broadbase in February 2000 as Executive Vice President of Engineering. Dr. Maeda was a co-founder of Rubric, Inc., which was acquired by Broadbase in February 2000, and served as Rubric's Chief Technology Officer from March 1997 to January 2000. From May 1995 to February 1997, Dr. Maeda held various positions at the Xerox Palo Alto Research Center. Dr. Maeda holds a B.S. degree in computer science from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in computer science from Carnegie Mellon University.

     GREG MARTIN joined Broadbase in January 2000 as Senior Vice President, Consulting and Customer Advocacy. From December 1988 to January 2000, Mr. Martin held various positions in the high technology practice of KPMG LLP, including partner and Industry Leader for Customer Relationship and eBusiness Solution Integration. Mr. Martin holds a B.S. degree in chemistry from the State University of New York.

     HAL STEGER joined Broadbase in February 2000 as Vice President of Marketing. Mr. Steger was a co-founder of Rubric, and served as Rubric's Vice President of Marketing from August 1996 to January 2000. From June 1995 to July 1996, he served as Vice President of Products of mFactory, Inc., a multimedia software firm. Mr. Steger holds a B.S. degree in computer science from the University of Michigan, and a M.B.A. degree from Carnegie-Mellon.

     ERIC WILLGOHS joined Broadbase in July 1999 and currently serves as General Counsel, Vice President Legal and Secretary. From September 1997 to July 1999, Mr. Willgohs held various positions with Reasoning, Inc., most recently as General Counsel. From July 1993 to July 1997, Mr. Willgohs held various positions with Pure Atria Software, Inc., most recently as Associate General Counsel. From October 1993 to December 1995, Mr. Willgohs also served as Corporate Counsel, Intellectual Property, for StarSight Telecast, Inc., an interactive television company. Mr. Willgohs holds a B.S. degree in electrical engineering from Vanderbilt University and a J.D. degree from Stanford University.

EXECUTIVE COMPENSATION

     The following table provides compensation awarded to, earned by or paid for services rendered to Broadbase in all capacities during 1998 and 1999 by our chief executive officer and our four other most highly compensated executive officers who earned at least $100,000 in 1999. We did not grant any other compensation, restricted stock awards or stock appreciation rights to these individuals in 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                           ANNUAL COMPENSATION      SECURITIES
                                                           --------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION             YEAR     SALARY      BONUS        OPTIONS
           ---------------------------             ----    --------    --------    ------------
Mark Kremer......................................  1999    $205,000    $ 45,000      200,000
  Chairman of the Board of Directors(1)            1998     205,000      25,000           --
Chuck Bay........................................  1999     150,000      60,000      200,000
  President and Chief Executive Officer(2)         1998     143,269      40,000      259,000
Brian Kelly......................................  1999     150,000      30,000      250,000
  Executive Vice President of Products(3)          1998      12,500          --           --
Thomas Doyle.....................................  1999     225,000(5)  500,000(6)   240,000
  Executive Vice President of Sales(4)             1998          --          --           --

---------------
(1) Mr. Kremer served as President until October 1999 and as Chief Executive Officer until January 2000.

(2) Mr. Bay became President in October 1999 and Chief Executive Officer and a director in January 2000.

(3) Mr. Kelly joined Broadbase in December 1998 as Executive Vice President of Applications and Engineering and became Executive Vice President of Products in January 2000.

(4) Mr. Doyle was hired as Executive Vice President of Sales in April 1999 and is compensated at an annual rate of $225,000 with a targeted commission of $100,000.

(5) Includes commissions of $75,000.

(6) Represents a signing bonus.

OPTION GRANTS IN 1999

     The following table provides information regarding each stock option grant during 1999 to the executive officers named in the Summary Compensation Table above.

     Each of the options included in the following table was granted at an exercise price equal to the fair market value of our common stock on the date of grant. Each option has a term of ten years, subject to earlier termination in the event the optionee's service with us terminates. For a description of the terms of each of the options listed below, see "-- Employment Agreements and Stock Option Grants". The percent of total options granted is based on an aggregate of 3,330,350 options granted by us to our employees, directors and consultants in 1999.

                                                 INDIVIDUAL GRANTS
                           -------------------------------------------------------------           POTENTIAL REALIZABLE
                                        PERCENTAGE                                                   VALUE AT ASSUMED
                           NUMBER OF     OF TOTAL                 DEEMED                          ANNUAL RATES OF STOCK
                             SHARES      OPTIONS     EXERCISE   FAIR MARKET                         PRICE APPRECIATION
                           UNDERLYING   GRANTED TO    PRICE      VALUE ON                            FOR OPTION TERM
                            OPTIONS     EMPLOYEES      PER        DATE OF     EXPIRATION   ------------------------------------
          NAME              GRANTED      IN 1999      SHARE        GRANT         DATE          0%           5%          10%
          ----             ----------   ----------   --------   -----------   ----------   ----------   ----------   ----------
Chuck Bay................   200,000        6.0%       $26.94      $26.94       10/12/09            --   $3,388,484   $8,587,084
Mark Kremer..............   200,000        6.0         26.94       26.94       10/12/09            --    3,388,484    8,587,084
Brian Kelly..............   135,000        4.0          0.73        6.81        1/18/09    $  820,800    1,398,974    2,286,007
                             95,000        2.8          0.73        7.93        5/27/09       684,000    1,157,778    1,884,646
                             20,000        0.6          0.73        7.93        5/27/09       144,000      243,743      396,768
Thomas Doyle.............   240,000        7.2          0.73        7.65        4/30/09     1,660,800    2,815,451    4,586,911

     The potential realizable value is calculated based on the term of the option at its time of grant, compounded annually. The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation in the table above are required by rules of the Securities and Exchange Commission based on the fair market value or deemed fair market value of the common stock used by us for accounting purposes, as applicable, and do not represent our estimates or projections of our future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table provides information concerning stock option exercises by each of the executive officers named in the Summary Compensation Table above who exercised options during the fiscal year ended December 31, 1999 and information concerning unexercised options held by these officers at the end of 1999. The value realized represents the difference between the deemed fair value of our common stock used by us for accounting purposes and the exercise price of the option. The value of unexercised in-the-money options is based on the closing price of our common stock on December 31, 1999 of $112.50 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. We have a right to repurchase the shares issued upon exercise of these options upon termination of the optionee's employment. Our right to repurchase the shares lapses over a four-year period from the date of grant.

                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                         SHARES                   OPTIONS AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                       ACQUIRED ON     VALUE      ----------------------------    ----------------------------
        NAME            EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
Chuck Bay............     86,000      $546,960        8,333         191,667       $   712,992     $16,399,508
Brian Kelly..........    135,000       858,600      100,000          15,000        11,177,000       1,676,550

EMPLOYMENT AGREEMENTS AND STOCK OPTION GRANTS

     In January 1998, we executed an offer letter to Chuck Bay, our President and Chief Executive Officer. This offer letter established Mr. Bay's annual base salary at $150,000 and provides for bonuses of up to $40,000 a year. Under this offer letter, Mr. Bay was granted an option to purchase 173,000 shares of common stock at an exercise price of $0.25 per share. This option was immediately exercisable, and Mr. Bay exercised this option, in full. We have a right to repurchase the shares upon termination of Mr. Bay's employment at the original purchase price of $0.25 per share. This repurchase right lapsed as to 21,625 shares in July 1998, and lapses as to 3,604 shares each month thereafter. In the event of a change of control, this repurchase right will lapse as to 50% of the shares still subject to the repurchase right. In December 1998, we granted Mr. Bay an option to purchase 86,000 shares of common stock at an exercise price of $0.73 per share. This option was immediately exercisable, and Mr. Bay exercised this option, in full. We have a right to repurchase the shares upon termination of Mr. Bay's employment at the original purchase price of $0.73 per share. This repurchase right lapses as to 1,791 shares each month over four years. In the event of a change of control, this repurchase right will lapse as to 50% of the shares still subject to the repurchase right. In October, 1999, we granted Mr. Bay an option to purchase 200,000 shares of common stock at an exercise price of $26.9375 per share. This option vests as to 4,166 shares each month over four years. In the event of a change of control, this option will vest as to 50% of the unvested shares. In January 2000, we granted Mr. Bay an option to purchase 450,000 shares of common stock at an exercise price of $83.375 per share. This option vests as to 9,375 shares each month over four years. In the event of a change of control, after which Mr. Bay is not offered one of several specified executive positions, this option will vest as to 50% of the unvested shares. We will provide Mr. Bay with the same health, holiday, vacation, 401(k) and other benefits that are available to all of our employees. Mr. Bay's employment is considered an "at-will" agreement. We or Mr. Bay may terminate the employment relationship at any time for any reason.

     In November 1998, we executed an offer letter to Brian Kelly, Executive Vice President of Products. This offer letter established Mr. Kelly's annual base salary at $150,000 and provides for bonuses of up to $30,000 a year. Under this offer letter, Mr. Kelly was granted an option to purchase 135,000 shares of common stock at an exercise price of $0.73 per share. This option was immediately exercisable, and Mr. Kelly exercised this option, in full. We have a right to repurchase the shares upon termination of Mr. Kelly's employment at the original purchase price of $0.73 per share. This repurchase right lapsed as to 16,875 shares in May 1999, and lapses as to 2,812 shares each month thereafter. In addition, the agreement provided for the grant of an option to purchase an additional 20,000 shares to Mr. Kelly under certain circumstances. In May 1999, Mr. Kelly was granted this option to purchase 20,000 shares of common stock and an additional option to purchase 95,000 shares of common stock, each at an exercise price of $0.73 per share. The option to purchase 95,000 shares is immediately exercisable in full. These options vested as to 26,250 shares on June 1, 1999 and vest as to 4,374 shares each month thereafter. In the event of a change of control and Mr. Kelly's involuntary termination, the option to purchase 20,000 shares will vest as to 50% of the unvested shares. In January 2000, we granted Mr. Kelly an option to purchase an additional 50,000 shares of common stock at an exercise price of $83.375 per share. This option vests as to 1,041 shares each month over four years. We will provide Mr. Kelly with the same health, holiday, vacation and other benefits that are available to all of our employees. Mr. Kelly's employment is considered an "at-will" agreement. We or Mr. Kelly may terminate the employment relationship at any time for any reason.

     In April 1999, we executed an offer letter to Thomas Doyle, our Executive Vice President of Sales. This offer letter established Mr. Doyle's annual base salary at $225,000 and a commission of $100,000, which can increase or decrease if sales are above or below an established sales target. In addition, the offer letter provides for a sign-on bonus of $250,000 to be paid on his first day of employment and an additional bonus of $250,000 payable on July 1, 1999. Each bonus is subject to repayment if he voluntarily terminates his employment less than 18 months after the payment of that bonus. Under this offer letter, Mr. Doyle was granted an option to purchase 240,000 shares of common stock at an exercise price of $0.73 per share. This option is immediately exercisable in full. This option vested as to 30,000 shares in October 1999, and vests as to 5,000 shares each month thereafter. In the event of a change of control of Broadbase and Mr. Doyle's involuntary termination, this repurchase right will lapse as to 50% of the shares still subject to the repurchase right. In January 2000, we granted Mr. Doyle an option to purchase an additional 150,000 shares of common stock at an exercise price of $83.375 per share. This option vests as to 3,125 shares each month over four years. We will provide Mr. Doyle with the same health, holiday, vacation and other benefits that are available to all of our employees. Mr. Doyle's employment is considered an "at-will" agreement. We or Mr. Doyle may terminate the employment relationship at any time for any reason.

                        REPORT ON EXECUTIVE COMPENSATION

     This report of the compensation committee is required by the Securities and Exchange Commission. This report shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this report by reference.

     During 1999, the compensation committee of our board of directors consisted of Mr. Harvey and Ms. Schoendorf. The members of the compensation committee are independent non-employee directors. The committee has overall responsibility for our executive compensation policies and practices. The committee's functions include:

     - determining the compensation of our Chief Executive Officer;

     - reviewing and approving all other executive officers' compensation, including salary and payments under the annual executive bonus plans, in each case based in part upon the recommendation of the Chief Executive Officer; and

     - granting awards to executive officers and to other employees under our equity incentive plans.

     Certain of our officers, our outside counsel and consultants may occasionally attend meetings of the committee. No officer of Broadbase is present during discussions or deliberations regarding that officer's own compensation. The committee administers our 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, and the 1997 Stock Option Plan of Rubric, Inc.

     Compensation Philosophy and Policies. The committee believes that long-term corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to be innovative and are rewarded appropriately for that innovation. In order to provide a direct link between corporate performance and compensation which will attract and retain top-caliber employees, the committee's compensation philosophy is to provide total compensation opportunities that are competitive with the pay practices of other industry-leading companies. Our compensation policies are designed to address a number of objectives, and to both reward financial performance and motivate executive officers to achieve significant returns for our stockholders. Our policies rely on two principles. First, a significant portion of executive officers' cash compensation should be at risk and vary depending upon meeting stated objectives. Second, a significant portion of executive officers' total compensation should be in the form of stock and other equity incentives.

     When establishing salaries, bonus levels, and stock or equity awards for executive officers, the committee makes discretionary and subjective determinations of appropriate compensation amounts, taking into consideration the individual's role, leadership responsibilities and performance during the past year, and the committee's beliefs regarding the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives. The committee also places considerable weight upon the recommendations of the Chief Executive Officer in the case of other executive officers. While decisions concerning specific 1999 salaries, bonus levels, and stock or equity awards for individual executive officers were made within this broad framework, and in light of each executive officer's level of responsibility, performance, and competitive pay position, the awards were ultimately based upon the committee's judgment regarding the individual executive officer's performance, taking account of whether each particular payment or award would provide an appropriate reward and incentive for his contribution to the continuation of our long-term profit performance.

     Base Salary. In consultation with members of the committee, the Chief Executive Officer reviews annually every other executive officer's base salary. When reviewing base salaries, he considers individual and corporate performance, levels of responsibility and competitive pay practices. These factors vary from individual to individual and the Chief Executive Officer does not assign relative weight or priority to any one factor.

     Annual Cash Bonus Incentives. Annual cash bonus incentives allow us to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. All senior executives with titles of vice president and above were eligible in 1999 for discretionary bonus awards based on the executive's achievement of various group and division goals developed by the executive's manager.

     Equity Incentive Awards. A fundamental tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between executive officers and other stockholders. As of March 31, 2000, executive officers of Broadbase owned an aggregate of 899,526 shares of common stock (including restricted shares) and had the right to acquire an additional 556,448 shares of common stock upon the exercise of employee stock options which are exercisable by May 30, 2000. These interests, exclusive of other outstanding options, represented in the aggregate 6.3% of Broadbase's outstanding capital stock on March 31, 2000. We intend to continue our strategy of encouraging our executive officers to become stockholders.

     The number of shares of common stock subject to option grants or restricted stock awards is based on our business plans, the executive's level of corporate responsibility, individual performance, historical award data, and competitive practices of high technology companies that compete with us for executives and satisfying the other criteria set forth above. In making these grants, the committee exercises its discretion and does not assign any relative weight to one or more of these factors. Further, the committee generally does not consider whether an executive has exercised previously granted options. During 1999, executive officers received options to purchase 1,076,750 shares of common stock.

     Tax Policy. Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. We have endeavored to structure our compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

     Conclusion. The committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of our executive compensation is based on corporate and individual performance, as well as competitive pay practices. The committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of Broadbase. The committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of our business may result in highly variable compensation for a particular time period. Moreover, the committee believes that our flexibility in implementing our compensation philosophy in 1999 has played a substantial part in enabling us to attract and retain our key executives. The committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of our executives.

                                       MEMBERS OF THE COMPENSATION COMMITTEE

                                                    Kevin Harvey
                                                  Nancy Schoendorf

                        COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the Securities and Exchange Commission. This graph shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this graph by reference.

     The graph below compares the cumulative total stockholder return on our common stock, the Nasdaq Stock Market -- Composite Index and the Chase H&Q Computer Software Index from September 21, 1999 (the effective date of our registration statement with respect to our initial public offering) to December 31, 1999 (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                               PERFORMANCE GRAPH

                                                        BROADBASE                 NASDAQ STOCK                 CHASE H & Q
                                                     SOFTWARE, INC.               MARKET (U.S.)             COMPUTER SOFTWARE
                                                     --------------               -------------             -----------------
9/21/99                                                   100.00                     100.00                      100.00
9/30/99                                                   227.68                      95.89                       98.03
10/29/99                                                  650.00                     103.37                      109.43
11/30/99                                                 1241.07                     115.44                      131.38
12/31/99                                                 1607.14                     141.27                      176.02

     The above graph was plotted using the following data:

                                                              NASDAQ
                                                          STOCK MARKET-           CHASE H&Q COMPUTER
                                  BROADBASE              COMPOSITE INDEX            SOFTWARE INDEX
                            ---------------------      --------------------      --------------------
                            MARKET     INVESTMENT                INVESTMENT                INVESTMENT
                             PRICE       VALUE         INDEX       VALUE         INDEX       VALUE
                            -------    ----------      ------    ----------      ------    ----------
09/21/99..................  $ 14.00      $  100        $  962       $100         $1,514       $100
09/30/99..................  $ 15.94      $  228        $  923       $ 96         $1,484       $ 98
10/29/99..................  $ 45.50      $  650        $  995       $103         $1,657       $109
11/30/99..................  $ 86.88      $1,241        $1,111       $115         $1,989       $131
12/31/99..................  $112.50      $1,607        $1,359       $141         $2,665       $176

                           RELATED PARTY TRANSACTIONS

     Other than the transactions described in "Executive Compensation" above, the agreements described under "Employment Agreements and Stock Options" above and the transactions described below, since January 1, 1999, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or will be a party:

     - in which the amount involved exceeded or will exceed $60,000; and

     - in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

PREFERRED STOCK FINANCINGS IN WHICH 5% STOCKHOLDERS PARTICIPATED

     In June 1999, we sold a total of 2,188,812 shares of Series E preferred stock at a purchase price of $9.1325 per share. In connection with the Series E preferred stock financing in June 1999, we entered into an agreement with the investors in that financing that gave certain of the investors rights to purchase, at the initial public offering price, up to 238,306 shares of our common stock, subject to compliance with applicable laws. In connection with this agreement, some of these investors purchased 45,063 shares of common stock at the initial public offering price in a separate private placement. Purchasers of our preferred stock include, among others, the following holders of more than 5% of our outstanding stock:

                                                              SERIES E PREFERRED
                        STOCKHOLDER                            STOCK PURCHASED
                        -----------                           ------------------
Entities affiliated with Accel Partners.....................        27,375
Entities affiliated with Benchmark Capital..................       109,500
Entities affiliated with Charter Growth Capital.............       218,999

DEBENTURE FINANCINGS IN WHICH 5% STOCKHOLDERS PARTICIPATED

     In December 1998 and April 1999, we sold debentures in the aggregate principal amount of $8,000,000 to Charter Growth Capital and certain of its affiliated funds. These debentures were converted into 1,103,448 shares of our common stock upon the closing of our initial public offering in September 1999. None of our executive officers, directors or other holders of more than 5% of our outstanding common stock purchased any of the debentures.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

     Mark Kremer. In April 1998, we lent $400,000 to Mark Kremer, currently the Chairman of the Board of Directors of Broadbase, secured by a pledge of all shares of Mr. Kremer's Broadbase common stock. The loan accrues interest at an annual rate of 5.51%. In November 1999, we agreed to release all but 200,000 of the originally pledged shares securing this loan. Pursuant to this amendment, the loan will become due ten days after the closing date of this offering. Mr. Kremer repaid this loan in full in February 2000.

     Chuck Bay. In February 1998 and March 1999, Chuck Bay, currently our Chief Executive Officer, President and a member of our board of directors, executed promissory notes in the principal amounts of $43,250 and $62,780 in connection with the exercise of stock options. These notes are secured by a pledge of Mr. Bay's Broadbase common stock, bear interest at annual rates of 8.5% and 7.5%, respectively, and are payable on or before June 30, 2000. As of March 31, 2000, $105,030 plus accrued interest was due under these loans.

     Brian Kelly. In March 1999, Brian Kelly, our Executive Vice President of Products, executed a promissory note in the principal amount of $98,550 in connection with the exercise of a stock option. This note is secured by a pledge of Mr. Kelly's Broadbase common stock, bears interest at an annual rate of 7.5% and is payable on or before June 30, 2000. As of March 31, 2000, $98,550 plus accrued interest was due under this loan.

     Eric Willgohs. In July 1999, Eric Willgohs, our General Counsel, Vice President Legal and Secretary, executed a promissory note in the principal amount of $68,400 in connection with the exercise of a stock option. This note is secured by a pledge of Mr. Willgohs' Broadbase common stock, bears interest at an annual rate of 7.5% and is payable on or before June 30, 2000. As of March 31, 2000, $68,400 plus accrued interest was due under this loan.

     Rusty Thomas. In April 2000, Rusty Thomas, our Executive Vice President and Chief Financial Officer, executed a promissory note in the principal amount of $250,000. This note is non-recourse and will be secured by any Broadbase common stock issued upon exercise of Mr. Thomas' stock options, bears interest at an annual rate of 7% and is payable on or before December 31, 2001.

     Greg Martin. In April 2000, Greg Martin, our Senior Vice President, Consulting and Customer Advocacy, executed a promissory note in the principal amount of $200,000. This note is non-recourse and will be secured by any Broadbase common stock issued upon exercise of Mr. Martin's stock options, bears interest at an annual rate of 7% and is payable on or before December 31, 2001.

INDEMNIFICATION AGREEMENTS

     We enter into indemnification agreements with each of our directors and executive officers. These agreements provide the maximum indemnity available to them under Section 145 of the Delaware General Corporation Law and under our bylaws, as well as certain additional procedural protections. These agreements provide generally that we will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified, and require us to indemnify such individuals to the fullest extent permitted by law.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2001 annual meeting of stockholders must be received no later than December 20, 2000. Stockholders wishing to bring a proposal before the 2001 annual meeting of stockholders (but not include it in the proxy materials for this meeting) must provide written notice of such proposal to the Secretary of Broadbase at our principal executive offices no later than March 15, 2001.

     Our 1999 annual report on Form 10-K as filed with the Securities and Exchange Commission is available without charge by writing to or calling our headquarters. Requests should be directed to:

                                          Broadbase Software, Inc.
                                          Investor Relations Department
                                          181 Constitution Drive
                                          Menlo Park, California 94025
                                          (650) 614-8300

     Our 1999 annual report on Form 10-K may be obtained through the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, we believe that all Section 16(a) filing requirements were met during fiscal 1999.

                                 OTHER BUSINESS

     Our board of directors does not presently intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                            BROADBASE SOFTWARE, INC.
                             172 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Chuck Bay and Rusty Thomas, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value, of Broadbase Software, Inc. (the "COMPANY") held of record by the undersigned on April 6, 2000, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 17, 2000, and at any continuations or adjournments thereof.

    This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominee, FOR Proposal 2 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

[X] Please mark votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominee and FOR Proposal 2.

1. Election of Director.    Nominee: Kevin Harvey

                  [ ] For nominee    [ ] Withheld from nominee.

2. Proposal to ratify the appointment Ernst & Young LLP as the Company's independent auditors for 2000.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                          (Continued on Reverse Side)

    In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                                                Date:  ,2000
                                                --------------------------------
                                                           Signature:

                                                Date:  ,2000
                                                --------------------------------
                                                           Signature:

                                                This Proxy must be signed
                                                exactly as your name appears
                                                hereon. If more than one name
                                                appears, all persons so
                                                designated should sign.
                                                Attorneys, executors,
                                                administrators, trustees and
                                                guardians should indicate their
                                                capacities. If the signer is a
                                                corporation, please print full
                                                corporate name and indicate
                                                capacity of duly authorized
                                                officer executing on behalf of
                                                the corporation. If the signer
                                                is a partnership, please print
                                                full partnership name and
                                                indicate capacity of duly
                                                authorized person executing on
                                                behalf of the partnership.

                                                      THIS IS YOUR PROXY.
                                                    YOUR VOTE IS IMPORTANT.